UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2013

SYNAGEVA BIOPHARMA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23155	56-1808663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Hayden Ave., Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2013, Synageva BioPharma Corp. (“Synageva”) issued a press release announcing its financial results for the quarter ended June 30, 2013, a copy of which is attached hereto as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Synageva (the “Board”) has appointed Alicia Secor, age 50, as Chief Operating Officer and Senior Vice President of Synageva and Ms. Secor entered into an employment agreement with Synageva, effective August 12, 2013 (the “Employment Agreement”).

Prior to joining Synageva, Ms. Secor held various leadership positions at Genzyme, since 2009 she served as Vice President and General Manager of Metabolic Diseases, a global business consisting of five marketed products. From 2005 to 2009, Ms. Secor was Vice President and General Manager of Biosurgical Specialties with global responsibilities of the surgical device portfolio. Prior to Genzyme, Ms. Secor held positions at Alkermes in business development, at Centocor (now part of Johnson & Johnson) in clinical and commercial operations, and began her career at Pfizer as a hospital-based sales representative.

Pursuant to her Employment Agreement, Ms. Secor will receive a base salary of $380,000 per year and be eligible to receive an annual cash bonus of up to 40% of her annual base salary. If Synageva terminates Ms. Secor’s employment without cause, as defined in the Employment Agreement, Synageva will accelerate the vesting of all unvested equity previously granted to Ms. Secor by 12 months and Ms. Secor will receive (i) a lump sum equal to nine months of her base salary and (ii) a pro-rata share of her incentive pay for the year in which the termination occurs. If Synageva terminates Ms. Secor without cause during the 12 months following a change of control, as defined in the Employment Agreement, Ms. Secor will receive (i) a lump sum equal to 12 months of her base salary; (ii) a lump sum equal to the annual incentive pay target for the year in which the termination occurs and (iii) a one-time bonus of $16,500.

The foregoing summary of the Employment Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with her appointment Ms. Secor will also receive a one-time sign-on bonus of $35,000 and, subject to the approval of the Board, an option grant to purchase 50,000 shares of Synageva’s common stock which will vest as to 25% of the total number of shares on the first anniversary of the grant date and 1/36th of the remaining shares subject to the option will vest monthly thereafter until all shares are vested.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, effective as of August 12, 2013, between Synageva BioPharma, Corp. and Alicia Secor.

99.1	Press Release issued by Synageva BioPharma Corp. on August 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAGEVA BIOPHARMA CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel
President and Chief Executive Officer

Date: August 5, 2013

Exhibit Number	Description

10.1	Employment Agreement, effective as of August 12, 2013, between Synageva BioPharma, Corp. and Alicia Secor.

99.1	Press Release issued by Synageva BioPharma Corp. on August 5, 2013